QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.3

Consent of Independent Certified Public Accountants

We hereby consent to the use in this post-effective Amendment No. 1 to a Registration Statement on Form S-4 (File No. 333-145995) of our report dated November 21, 2006, relating to the financial statements of ProlX Pharmaceuticals Corporation as of and for the year ended December 31, 2005 and reference to our firm under the heading "Experts", which appears in such Registration Statement.

/s/ McConnell & Jones LLP

Certified Public Accountants
Houston, Texas
November 6, 2007

QuickLinks

Consent of Independent Certified Public Accountants